    As filed with the Securities and Exchange Commission on October 15, 1999
                                                      File No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                            ----------------------


                                   Form S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933


                            ----------------------


                              PERCEPTRONICS, INC.
              ------------------------------------------------------
              (Exact name of Registrant as specified in its Charter)

           DELAWARE                                        95-2577731
-------------------------------                       --------------------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                              21010 Erwin Street
                        Woodland Hills, California 91367
                    ----------------------------------------
                    (Address of principal executive offices)


                            ----------------------


                     STOCK COMPENSATION PLAN FOR CONSULTANTS
                     ---------------------------------------
                           (Full Title of the Plan)

                     Gershon Weltman, Chief Executive Officer
                              PERCEPTRONICS, INC.
                              21010 Erwin Street
                         Woodland Hills, California 91367
                            Telephone (818) 884-7470
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                            ----------------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                        CALCULATION OF REGISTRATION FEE

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                                 Proposed      Proposed
Title of                         Maximum       Maximum
Securities                       Offering      Aggregate     Amount of
to be           Amount to be     Price Per     Offering      Registration
Registered      Registered       Share         Price         Fee
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
Common Stock    300,000          $0.64 (2)     $192,000      $54.00
                shares(1)
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

(1) This Registration Statement also covers such indeterminable number of additional shares as may become deliverable as a result of future adjustments in accordance with the terms of the plan.

(2) The offering price is calculated in accordance with Rule 457(h)(l) based on the average of the bid and asked prices of the Common Stock on the OTC Bulletin Board on October 12, 1999.

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

                                    PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been filed with the Securities and Exchange Commission are incorporated by reference as of their respective dates and are a part hereof:

         (a) The Company's Annual Report on Form 10-KSB for the year ended March 31, 1999;

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A and in any amendment or report filed for the purpose of amending such description.

         Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of the Company. The Company's Bylaws and Indemnification Agreements between the Company and certain of its officers and directors require the Company to indemnify such persons to the fullest extent permitted by law. In addition, the Company's Certificate of Incorporation provides that directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty subject to certain exceptions as provided by law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         4.1 Certificate of Incorporation, as amended - Incorporated by reference to the Company's Form 8-K/A date of event reported
                   April 30, 1993 (SEC file no. 0-12382).

         4.2 Bylaws, as amended - Incorporated by reference to the Company's Form 10-K for the year ended March 31, 1991
                   (SEC file no. 0-12382).

         4.3       Stock Compensation Plan for Consultants.

         5.1       Opinion of Helen W. Melman, Attorney at Law.

        23.1       Consent of Beckman Kirkland & Whitney.

        23.2       Consent of Helen W. Melman, Attorney at Law - Contained in
                   Exhibit 5.1.

        24.1       Power of Attorney, contained at page 4 hereof.

Item 9.  UNDERTAKINGS

         The Company hereby undertakes: (1) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses
(i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") no post-effective amendment hereto shall be required; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on October 15, 1999.

                                       PERCEPTRONICS, INC.


                                       By: /S/ Dr. Gershon Weltman
                                           -----------------------------------
                                           Dr. Gershon Weltman
                                           Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature follows constitutes and appoints GERSHON WELTMAN and ROBERT ANDERSON, or either of them, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                        TITLE                          DATE

/S/ Dr. Gershon Weltman          Chairman of the Board,         October 15, 1999
------------------------         Chief Executive Officer
Dr. Gershon Weltman              (Principal Executive
                                 Officer)


/S/ Dr. Amos Freedy              Director                       October 15, 1999
------------------------
Dr. Amos Freedy


/S/ Dr. John Lyman               Director                       October 15, 1999
------------------------
Dr. John Lyman

                                       4


/S/ Robert Parker                Director                       October 15, 1999
------------------------
Robert Parker


/S/ Stanley B. Schneider         Director                       October 15, 1999
------------------------
Stanley B. Schneider


/S/ Robert E. Anderson           Senior Vice President-         October 15, 1999
------------------------         Finance and Chief
Robert E. Anderson               Financial Officer
                                 (Principal Financial
                                 and Accounting
                                 Officer)

                                 EXHIBIT INDEX


 4.1 Certificate of Incorporation, as amended - Incorporated by reference to the Company's Form 8-K/A date of event reported April 30, 1993 (SEC file no. 0-12382)

 4.2     Bylaws, as amended - Incorporated by reference to the Company's Form
         10-K for the year ended March 31, 1991 (SEC file no. 0-12382).

 4.3     Stock Compensation Plan for Consultants.

 5.1     Opinion of Helen W. Melman, Attorney at Law.

23.1     Consent of Beckman Kirkland & Whitney.

23.2     Consent of Helen W. Melman, Attorney at Law - Contained in Exhibit 5.1.

24.1     Power of Attorney, contained at page 4 hereof.
